UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 28, 2005

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	000-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., Suite 100 Milpitas, California 90535

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 28, 2005, the Registrant completed the sale to Microchip Technology Incorporated, a Delaware corporation (the “Purchaser”), of certain real property located at 2000 W. 14th Street, Tempe, Arizona (the “Property”) for $1.9 million cash (the “Transaction”). The Property had served as a wafer fabrication facility for Registrant. Wade Meyercord, Chairman of the Board of Registrant, is a member of the board of directors of Purchaser. The purchase price of the Property was negotiated at arm’s length between Purchaser and Registrant without the involvement of Mr. Meyercord.

The Registrant filed with the SEC on June 1, 2005, a Current Report on Form 8-K dated May 26, 2005, concerning Registrant entering into an agreement with Purchaser regarding the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2005.

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ Robert V. Dickinson
Robert V. Dickinson
President and Chief Executive Officer

And	/s/ R. Gregory Miller
R. Gregory Miller
Vice President, Finance and Chief Financial Officer